Exhibit 23.2
KPMG LLP
Suite 900
8350 Broad Street
McLean, VA 22102

Consent of Independent Registered Public Accounting Firm
We consent to the use of our reports dated February 26, 2025, with respect to the consolidated financial statements of Pebblebrook Hotel Trust, and the effectiveness of internal control over financial reporting, incorporated herein by reference.
/s/ KPMG LLP
McLean, Virginia
May 27, 2025